Exhibit 10.13

CONSOLIDATED GOLDFIELDS CORPORATION

BRIDGE LOAN CONVERTIBLE NOTE

CONTENTS

1.	Interest
2.	Additional Consideration
3.	Payment
(a) Interest
(b) Maturity
(c) Manner and Place of Payment
4.	Prepayment
5.	Conversion Rights
(a) Right to Convert
(b) Fractional Shares
(c) Capital Adjustments
6.	Default
7.	Remedies upon Default
(a) Acceleration
(b) Remedies at Law and in Equity
8.	Attorneys' Fee, Costs, and Other Expenses
9.	Assignment; Obligations Binding on Successors
10.	Notices
11.	Governing Law
12.	Headings
13.	Entire Agreement
14.	Waiver

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UNDER SATISFACTION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL. ANY OFFER OF DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS WILL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION.

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RECITALS

Consolidated Goldfields Corporation, a Montana corporation (the "Maker"), promises to pay to the order of Thomas K. Mancuso (the "Holder") the principal sum of twenty five thousand US Dollars ($25,000.00) (the "Principal Sum") together with interest, upon the terms and conditions provided in this Convertible Note (the "Note").

TERMS

1.

Interest

The unpaid balance of the Principal Sum shall bear simple interest at a fixed rate equal to twenty percent (20%) per annum from the date of this note until such balance is paid.

2

Additional Consideration.

As additional consideration, holder shall receive two (2) shares share of the Maker’s common stock (the “Shares”) for each whole dollar of the principal amount of this Note. No fractional Shares shall be issued. Any fractional Shares shall be rounded-down to the nearest whole number. The shares issued shall be restricted shares and bear piggyback and demand registration rights.

3.

Payment

(a) Interest. Maker shall pay all accrued interest at the time the principal amount is paid in full.

(b) Maturity. Maker shall pay Holder the outstanding Principal Sum plus all accrued interest on the date that is ninety (90) days from the date hereof (the “Maturity Date”).

(c) Manner and Place of Payment. All payments shall be made by checks drawn on Maker's corporate bank account and shall be in the lawful currency of the United States of America. All payments shall be made to Holder at the address specified in Section 10 or at such other place as Holder may specify in writing.

4.

Prepayment

Maker may prepay any amount owing under this Note without premium or penalty by giving ten (10) days written notice of intent to prepay before the date of prepayment.

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5.

Conversion Rights

(a) Right to Convert. At any time prior to expiration of the prepayment notice period described in Paragraph 4 or, if no such notice is given, on the Maturity Date, the Holder has the right, at its option, to convert the Note into Shares by giving notice that the Holder is exercising their rights hereunder and surrendering the Note for that purpose to the Maker. All shares issued upon conversion shall bear demand and piggyback registration rights. The number of Shares of the Maker that Holder shall be entitled to receive upon such conversion shall be determined as follows:

(1)	Prior to Maturity Date: by dividing the unpaid balance of the Principal Sum, plus all accrued and unpaid interest (the "Conversion Factor"), by ninety percent (90%) of the offering price of the Maker’s most recent equity offering. In the event that no offerings of the Maker’s common stock have occurred the conversion price shall be fifteen cents ($0.15); or.

(2)	At the Maturity Date: By dividing the Conversion Factor by fifteen cents ($0.15).

(b) Fractional Shares. The Maker shall not be required to issue fractional shares upon conversion of the Note, but shall pay in cash, in lieu of such fractional interest, an amount equal to the difference between the unpaid balance of the Principal Sum and the product of the Conversion Factor times the number of whole shares determined under Paragraph 4(a).

(c) Capital Adjustments. If this Note is converted, as provided in Paragraph 5.(a), subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation ("Capital Adjustments") occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Stock or Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the Purchaser shall receive the aggregate number and class of shares which, if this Note had been converted at the date hereof ("Deemed Conversion") and Common Stock received upon the Deemed Conversion had not been disposed of, the Purchaser would be holding, at the time of actual conversion, as a result of the Deemed Conversion and such Capital Adjustments.

6.

Default

The term "Default" as used in this Note means any of the following events:

(i) Maker fails to pay any payment of principal or accrued and unpaid interest due on this Note within 15 days of the time that it receives notice from Holder that such payment is past due; or

(ii) Maker admits, in writing, its inability to pay its debts as they become due.

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7.

Remedies upon Default

(a) Acceleration. Upon Default, Holder may, by written notice to Maker, accelerate the due date of the Principal Sum owing under this Note. Such accelerated amounts shall become immediately due and payable upon receipt of such notice by Maker.

(b) Remedies at Law and in Equity. If Holder accelerates the amounts owing under this Note or upon Default at the Maturity Date, Holder shall have the right to pursue any or all remedies available at law or in equity, including, but not limited to, the right to bring suit on the Note.

8.

Attorneys' Fees, Costs, and Other Expenses

Maker agrees to pay all costs and expenses which Holder may incur in enforcing this Note upon Default, including, but not limited to, reasonable attorneys' fees, expenses and costs incurred in any action undertaken with respect to this Note, or any appeal of such an action.

9.

Assignment: Obligations Binding on Successors; Legend on Certificates Issued

Maker may not assign any of its rights, duties, or obligations under this Note without the prior written consent of Holder. This Note shall bind Maker and its successors and assigns. All rights and powers established in this Note shall benefit Holder and Holder's successors and assigns; provided, however, that all transfers of this Note by Holder are subject to the restrictions described in the legend which will be printed on any share certificates as follows:

10.

Notices.

All notices, requests, consents, payments and other communications required or provided for herein to any party shall be in writing, and shall be deemed to be given when: (a) delivered in person; (b) sent by first class registered or certified mail with postage prepaid; (c) delivered by overnight receipted courier service; or (d) except with respect to payments, sent by confirmed facsimile transmission. Notices shall be sent to the addresses set forth below, or to such other addresses as may hereafter be designated in writing by the party:

(i)	If to the Maker:
Consolidated Goldfields Corporation
1575 Delucchi Lane, Suite 115
Reno, NV 89502

Attn: Thomas E. Callicrate

Phone: 775-829-4507
Fax: 775-337-9441

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(ii)	If to Holder:
Thomas K. Mancuso
1421 Sandia Court
Reno, NV 89502

Fax:

11.

Governing Law.

This Note will be construed, and the rights, duties and obligations of the parties will be determined, in accordance with the laws of the State of Nevada.

12.

Headings.

Headings used in this Note have been included for convenience and ease of reference only, and will not, in any manner, influence the construction or interpretation of any provision of this Note.

13.

Entire Agreement.

This Note and the Convertible Notes Subscription Agreement represent the entire understanding of the parties with respect to the transaction giving rise to the issuance of the Note. There are no other prior or contemporaneous agreements, either written or oral, between the parties with respect to this subject.

14.

Waiver.

No right or obligation under this Note will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by the party's duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

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MAKER:	Consolidated Goldfields Corporation

BY:	/s/ Thomas E. Callicrate
Thomas E. Callicrate, President & CEO

HOLDER:	Thomas K. Mancuso

BY:	/s/ Thomas K. Mancuso
Thomas K. Mancuso

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